                                                        EXHIBIT 23.3


                        CONSENT OF McDONALD & COMPANY


        We consent to the inclusion in this Registration Statement on Form S-4 of National City Corporation of the form of our opinion set forth as Appendix B to the Prospectus and Proxy Statement, which is part of this Registration Statement, and to the summarization thereof in the Prospectus and Proxy Statement under the caption "Opinions of CIB's Financial Advisor."


                                /s/ McDonald & Company Securities, Inc.
                                -----------------------------------------
                                McDONALD & COMPANY SECURITIES, INC.

Cleveland, Ohio
November  , 1994